FINANCIAL
ST
A
TEMENT
REVIEW
REPOR
T
Periods
Ended
December
31,
2024
and
2025
POSITIVE
IMAGE
CONSULTING
SERVICES
INC.
6655
W
Sahara
A
ve,
Suite
B113
Las
V
egas,
NV
89032
702-499-4120
picsprrm@gmail.com
EIN:
-
President:
Ann
Barlow
Prepared
by:
Accountingexecs
LLC
311
Elm
Street
Ste
270,
Cincinnati,
OH,
USA
Contact:
Mary
Williams,
CPA
(774)
322-1209
maryanjoy26@gmail.com

3

POSITIVE
IMAGE
CONSULTING
SERVICES
INC.
6655
W
Sahara
A
ve,
Suite
B113
Las
V
egas,
NV
89032
702-499-4120
picsprrm@gmail.com
EIN:
-
President:
Ann
Barlow
Prepared
by:
Accountingexecs
LLC
311
Elm
Street
Ste
270,
Cincinnati,
OH,
USA
Contact:
Mary
Williams,
CPA
(774)
322-1209
maryanjoy26@gmail.com
NOTICE:
The
accompanying
nancial
statements
have
been
audited
based
on
all
documentation
and
records
provided
to
the
Company
and
its
auditor
as
of
the
date
of
issuance.
These
audited
statements
are
being
led
with
the
U.S.
Securities
and
Exchange
Commission
(SEC)
and
are
intended
to
support
full
transparency
and
due
diligence
during
the
Companys
listing
preparation,
investor
revie
w
,
and
strategic
engagement
efforts.
They
reect
the
Companys
nancial
condition
and
operational
results
to
the
best
of
its
knowl-
edge
and
data
provided
at
the
time
of
audit.
If
additional
nancial
recordssuch
as
barter-based
transactions,
equity
compensation,
or
de-
ferred
revenuesare
identied
after
this
audit,
the
Company
acknowledges
that
a
revision
may
be
necessary.
Such
revision
may
involve
a
supplemental
audit
process
and
additional
cost.
These
nancial
statements
are
considered
nal
as
of
no
w
,
but
remain
subject
to
further
updates
should
material
information
arise.
T
able
of

Notesto Financial Statements ...................................................7-10

Certied
PublicAccountantsReviewReport
To:Management
POSITIVE IMAGECONSULTINGSERVICESINC.
Wehave reviewed theaccompanyingnancialstatementsofPositive Image ConsultingSer-
vicesInc.,whichcomprisethebalancesheetsasofDecember31,2024and2025,andthe relatedstatementsofincome,statementofequity,andcashowsfortheperiodsthenended,

andtherelatednotestothenancialstatements.Areview includesprimarilyapplyinganalyti-
calprocedurestomanagement'snancial dataandmakinginquiries ofcompanymanagement.
Areviewissubstantiallylessinscopethananaudit, theobjectiveofwhichistheexpressionof

anopinionregardingthenancialstatementsasawhole.Accordingly,wedonotexpresssuch an opinion.
Management's Responsibilityfor theFinancialStatements
Management is responsible for thepreparation and fairpresentationof these nancial state-
mentsinaccordancewithaccountingprinciplesgenerallyacceptedintheUnitedStatesof
America;thisincludesthedesign,implementation, andmaintenanceofinternalcontrolrel-
evantto the preparation and fairpresentation of nancial statements that arefree from material misstatement whether due to fraud or error.
Accountant's Responsibility
Ourresponsibilityisto conductthereviewengagementinaccordancewith StatementsonStan-
dardsforAccountingandReviewServicespromulgatedbytheAccountingandReviewSer-
vicesCommitteeoftheAICPA.Thosestandardsrequireustoperformprocedurestoobtain
limitedassuranceasabasisforreportingwhetherweareawareofanymaterialmodications

thatshouldbe madetothe nancialstatements forthemto beinaccordance withaccounting principlesgenerally acceptedin the UnitedStates ofAmerica.Webelievethat the resultsof our procedures providea reasonable basis for our conclusion.
Weare required tobe independent ofPositiveImage ConsultingServices Inc.and to meetour other ethical responsibilities,in accordancewith therelevantethical requirementsrelated to our review.
Accountant's Conclusion
Basedonourreview,wearenotawareofanymaterialmodicationsthatshouldbemadeto theaccompanyingnancialstatementsinorderforthemtobeinaccordancewithaccounting
principles generally accepted in the United States of America.
Going Concern Uncertainty
TheaccompanyingnancialstatementshavebeenpreparedassumingthattheCompanywill
continueasagoingconcern.AsdiscussedintheNotesto thenancialstatements,theCom-

pany'slimitedcashreservesandrelianceonfutureliquidityeventsraisesubstantialdoubtabout

itsabilitytocontinueasagoingconcern.Management'splansregardingthismatterarealso

described in the Notes. The nancial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Limited Information
These nancial statements are prepared based on limited information provided by management, including barter transactions and minimal cash and expense data. Certain estimates have been made for revenues, expenses, and other nancial metrics where specic data was unavailable.
These statements are subject to updates as additional information is provided, as noted in the
NOTICE on page 2.
Union, KY
March 7, 2026

Balance Sheet (Reviewed)
As of December 31, 2024 and 2025
Item
2024
2025
Assets
Current Assets
Bank Accounts
Business Checking Account
$50,000.00
$75,000.00
Total Bank Accounts
$50,000.00
$75,000.00
Accounts Receivable
Accounts Receivable (A/R)
$500,000.00
$750,000.00
Total Accounts Receivable
$500,000.00
$750,000.00
Other Current Assets
Prepaid Expenses (Equity Crowdsourcing)
1
$110,000,000.00
$110,000,000.00
Note Receivable (Founder Services)
1
$50,000,000.00
$50,000,000.00
Right of Use Asset (Promotional App)
$10,000,000.00
$7,500,000.00
Intellectual Property (Trademark)
$10,000.00
$10,000.00
Property, Plant and Equipment - Net
$5,000.00
$4,000.00
Total Other Current Assets
$170,015,000.00
$167,514,000.00
Total Current Assets
$170,565,000.00
$168,339,000.00
TOTAL ASSETS
$170,565,000.00
$168,339,000.00
Liabilities and Equity
Liabilities
Current Liabilities
Accounts Payable
Accounts Payable (A/P) (Right of Use Contract)
$10,000,000.00
$7,500,000.00
Total Accounts Payable
$10,000,000.00
$7,500,000.00
Other Current Liabilities
Other Liabilities - Unearned Revenues
$50,000.00
$75,000.00
Total Other Current Liabilities
$50,000.00
$75,000.00
Total Current Liabilities
$10,050,000.00
$7,575,000.00
Total Liabilities
$10,050,000.00
$7,575,000.00
Equity
Additional Paid-In Capital
$160,000,000.00
$160,000,000.00
Opening Balance Equity
$0.00
$1,000,000.00
Owner's Investment
$1,000.00
$1,000.00
Retained Earnings
$0.00
$514,000.00
Net Income
$514,000.00
$-751,000.00
Total Equity
$160,515,000.00
$160,764,000.00
TOTAL LIABILITIES AND EQUITY
$170,565,000.00
$168,339,000.00
1
Barter transactions (Prepaid Expenses and Note Receivable) are compliant with ASC 845 and IRS Code 6045, non-taxable under IRC

g1032, with no tax liabilities as stock was the medium of exchange.

Statement of Income (Reviewed)
For the Years Ended December 31, 2024 and 2025
Item
2024
2025
Income
Barter Revenue - Equity Crowdsourcing
$0.00
$110,000,000.00
Barter Revenue - Founder Services
$0.00
$50,000,000.00
Services Revenue
$20,000,000.00
$30,000,000.00
Total Income
$20,000,000.00
$190,000,000.00
Cost of Goods Sold
Prepaid Worker Compensation Expense
$0.00
$110,000,000.00
Founder Equity Compensation Expense
$0.00
$50,000,000.00
Other Cost of Goods Sold
$19,400,000.00
$29,100,000.00
Total Cost of Goods Sold
$19,400,000.00
$189,100,000.00
GROSS PROFIT
$600,000.00
$900,000.00
Expenses
Virtual Ofce
$3,600.00
$3,600.00
Website and App Maintenance
$24,000.00
$24,000.00
Virtual Assistants
$12,000.00
$12,000.00
Amortization (Right of Use Asset)
$0.00
$2,500,000.00
General and Administrative Expenses
$10,000.00
$15,000.00
Legal
Professional Services
$20,000.00
$25,000.00
Marketing
$20,000.00
$30,000.00
Total Expenses
$86,000.00
$2,651,000.00
NET OPERATING INCOME
$514,000.00
$-1,751,000.00
NET INCOME
$514,000.00
$-1,751,000.00

Cash
Flow
Statement
(Reviewed)
For
the
Y
ears
Ended
December
31,
2024
and
2025
Description
2024
2025
OperatingActivities
NetIncome
$514,000.00
$-1,751,000.00
Adjustmentsto reconcileNetIncometoNetCashprovidedbyoperations:
AccountsReceivable(A/R)
$-500,000.00
$-250,000.00
AccountsPayable(A/P) (Right of Use Contract)
$10,000,000.00
$-2,500,000.00
Amortization(RightofUseAsset)
$0.00
$2,500,000.00
TotalAdjustmentstoreconcileNetIncometoNetCashprovidedby operations
$9,500,000.00
$-250,000.00
Netcash providedbyoperatingactivities
$10,014,000.00
$-2,001,000.00
InvestingActivities
PrepaidExpenses (Equity Crowdsourcing)
$0.00
$-110,000,000.00
NoteReceivable(FounderServices)
$0.00
$-
50,000,000.00
Right
ofUseAsset(PromotionalApp)
$-10,000,000.00
$0.00
Property,Plant and Equipment - Net
$-5,000.00
$-1,000.00
Netcash providedbyinvesting activities
$-10,005,000.00
$-160,001,000.00
FinancingActivities
AdditionalPaid-InCapital
$0.00
$160,000,000.00
Owner'sInvestment
$1,000.00
$0.00
OpeningBalanceEquity
$0.00
$1,000,000.00
Netcash providedbynancingactivities
$1,000.00
$161,000,000.00
NETCASH INCREASE FORPERIOD
$10,000.00
$-1,002,000.00
Cashat beginningofperiod
$40,000.00
$50,000.00
CASHATEND OF PERIOD
$50,000.00
$75,000.00

NotestoFinancialStatements(Reviewed)
As of December 31, 2024 and 2025
1.Overview andBasisofPresentation
Description of Business and Basis of Presentation
PositiveImageConsultingServicesInc., formedonMarch15,2025,isapre-IPOcompany providing publicrelationsandmarketingservices,leveraginganequity-basednancingmodel

viaitspicsprapp.TheCompanyfacilitatesaccesstocapitalforclients,usingaleanopera-
tionalmodelwithoutsourcedpayroll,virtualofces,andlow-costvirtualassistantsandapp maintenance.
ThesenancialstatementsarepreparedinaccordancewithGenerallyAcceptedAccounting
Principles(GAAP)issuedbytheAmericanInstituteofCertiedPublicAccountants,aspecial purposeframeworksuitable for small- and medium-sized entities.Thenancialsarebased onlimitedinformationprovidedbymanagement, withestimatesforrevenues,expenses,and other metricswherespecicdatawasunavailable.These statements are subject to updatesas additional information is provided,asnotedintheNOTICEon page 2.
Use of Estimates
Thepreparationofthesenancialstatementsrequiresmanagementtomakejudgments,es-
timates,andassumptionsaffectingreportedamountsofassets,liabilities,revenues,andex-

penses.Signicant estimatesincludethefairvalueofbartertransactions,usefullivesofintan-
gible assets, and expenseallocations.Actualresultscoulddifferfromtheseestimates.
Risk and Uncertainties
TheCompanyfacesrisksincludingmarketvolatility,creditriskfromcounterparties,andop-
erationalrisksduetoitsleanstructure. Managementmonitorstheserisksandadjustsinternal

controls to mitigatepotential impacts on cash ows andasset values.
Going Concern
ManagementhasevaluatedtheCompanysabilitytocontinueasagoingconcern.TheCompa-
nys limitedcashreservesandrelianceonfutureliquidityeventsraisesubstantialdoubtaboutits
abilitytocontinueas agoingconcern.Managementplansto achieveliquiditythroughapublic listing or other approvedevent,asdescribedin the Equity Crowdsourcingnote.

2. Summary of Signicant Accounting Policies
Cash and Cash Equivalents
Cash balances consist of funds in a business checking account, representing funds available for operations. Bank reconciliations are performed monthly to ensure accuracy.
Accounts Receivable
Accounts receivable are stated at net realizable value, with an allowance for doubtful accounts based on historical experience and managements assessment of customer creditworthiness.
Right of Use Asset
The Right of Use Asset reects the fair value of access to a promotional app, estimated at
$10,000,000 in 2024, amortized over four years (2025: $2,500,000 amortization expense).
This is offset by a corresponding Accounts Payable liability for contract payments, recorded as a barter transaction per ASC 845.
Property and Equipment
Property and equipment are recorded at cost and depreciated using the straight-line method.
The net carrying amount is immaterial but disclosed for completeness.
Revenue Recognition and Performance Obligations
Revenue is recognized when control of goods or services transfers to customers:

Barter Revenue
: Recognized at fair market value per ASC 845 for Equity Crowdsourc-
ing ($110M, 2025) and founder services ($50M, 2025), compliant with IRS Code 6045, non-taxable under IRC

g1032.

Services Revenue
: Recognized over the period services are rendered, estimated at $20M
(2024) and $30M (2025).
Deferred Revenue
Deferred revenue represents advance payments for services not yet delivered, recorded as a liability until performance obligations are met.
Cost of Revenue
Cost of revenue includes direct costs for services and barter transactions, recorded in the period revenue is recognized.
Income Taxes
Income tax expense uses the asset and liability method, with deferred tax assets and liabilities recognized for temporary differences. Barter transactions are non-taxable under IRC

g1032 but
reported per IRS Code 6045.

Outsourcing and Expense Structure
The Company operates with minimal expenses by outsourcing payroll, using a virtual ofce
($3,600/year), virtual assistants ($12,000/year), and app/website maintenance ($24,000/year).
No loans or leases are held, reducing nancial obligations.
Subsequent Events
No material events after December 31, 2025, require adjustment or disclosure.

3. Shareholder Equity
Overview
Shareholder equity represents the residual interest in assets after deducting liabilities. As of
December 31, 2024, total equity is $160,515,000.00; for 2025, $160,764,000.00. This includes share capital, additional paid-in capital (APIC), retained earnings, and owner-related adjust-
ments.
Components of Shareholder Equity

Share Capital
:
As of December 31, 2024 and 2025, 3,000,000 shares are issued, classied as Restricted under SEC Rule 144. On April 18, 2025, 1,100,000 shares were issued for $110M in barter consideration per ASC 845.
Reconciliation Report
:
- Initial shares (2024): 1,900,000 shares
- Additional issuances (2025): 1,100,000 shares
- Total Restated Shares: 3,000,000
Supporting Documents
:
- Third-Party Valuation Report (dated March 1, 2024)
- Corporate Resolution authorizing $100/share valuation

Additional Paid-In Capital (APIC)
:
APIC is $160,000,000.00 (2024 and 2025), reecting $110M from Equity Crowdsourc-
ing barter transaction (11,000 investors, 100 shares each at $100, April 18, 2025) and
$50M from founders note barter transaction, non-taxable under IRC

g1032.

Opening Balance Equity
:
$0.00 (2024, pre-formation), $1,000,000.00 (2025).

Owner's Investment
:
$1,000.00 (2024 and 2025).

Retained Earnings
:
$0.00 (2024), $514,000.00 (2025).

Net Income
:
$514,000.00 (2024), $-1,751,000.00 (2025, reecting amortization).
Changes in Shareholder Equity

2024: Net income $514,000.00; no barter transactions recorded.

2025: Net loss $-1,751,000.00; $160M in barter transactions recorded on April 18, 2025, for 1,100,000 shares and founders note.
Accounting Policies and Disclosures

Measurement and Recognition
: Equity transactions are recorded at fair value per GAAP.

Use of Estimates
: Estimates are used for share valuation and barter transactions.

Internal Controls
: Share register is reconciled periodically.

Disclosures
:AllsharesareRestrictedunderSECRule144.
4.EquityCrowdsourcingProgramandDeferredGigWorkerEngagement
AsofDecember31,2024,PositiveImageConsultingServicesInc.haslaunchedaninnovative
equitycompensationprogramtitled"EquityCrowdsourcing,"designedtomobilizealarge base ofindependentgigworkersto completedenedmarketingandpromotional tasksinexchange forcommonstockviathepicsprapp.
OnApril18,2025,11,000participantsenrolledintheprogram,eachreceivinganinitialis-
suance of100sharesof commonstock(totaling $110,000,000at$100/share)inbarter consider-

ation,compliantwithASC845andIRSCode6045,reectingtheircommitmenttoparticipate.

Nosubstantivetask-basedworkhascommencedunderthisprogram.Theengagementofthese
gigworkersisdeliberatelydeferreduntiltheCompanysequitybecomesliquidthroughpublic
tradingoranapprovedliquidityevent.Thisdelayisstrategic,astheCompanybelievesimme-

diatetradabilityorloanabilityofthestockwillserveasapowerfulincentivefortaskexecution

andbroaderrecruitment.
Theseequityissuancesarerecordedasprepaidstock-basedcompensation(PrepaidExpenses)
andAdditionalPaid-InCapital,butremainunearnedandsubjecttotaskfulllment.TheCom-
panyanticipatesthatfollowingasuccessfulpubliclisting,theEquityCrowdsourcingprogram

willbefullyoperational,andgigworkerswillbeginexecuting theirassignedtasks,resultingin amortizationoftheprepaidequityoverthetaskperiod.

5.BarterTransactions
Barter transactions are recorded at fairmarketvalueperASC845,compliantwithIRSCode
6045, and non-taxable under IRC

g1032:

EquityCrowdsourcing
:$110M(April18, 2025)for11,000investorsservicesviathe
picsprapp, recordedasPrepaidExpensesandAdditionalPaid-InCapital, asdescribedin

theEquityCrowdsourcingprogram.

FounderServices
:$50M(2025)forafour-yearpromissorynote,recordedasNoteRe-

ceivableand Additional Paid-InCapital.

RightofUseContract
:$10M(2024)for access toapromotional app,recordedas

RightofUseAssetandAccountsPayable,amortizedoverfouryears(2025:$2,500,000 expense).
No
barter
transactions
occurred
in
2024.
Transactions
are
reconciled
per
internal
controls
and
SEC
rules
for
other
consideration
(17
CFR
g

230.405).
6.
Company
Information
Positive
Image
Consulting
Services
Inc.
6655
W
Sahara
A
ve,
Suite
B113
Las
V
egas,
NV
89032
702-499-4120
picsprrm@gmail.com
EIN:
-
President:
Ann
Barlow
Formation:
March
15,

W
ebsite:
picspr.com
App:
picspr
Auditing
Firm
Accountingexecs
LLC

Elm
Street
Ste
270,
Cincinnati,
OH,
USA
Contact:
Mary
Williams,
CPA
maryanjoy26@gmail.com